Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2016 (refer to Appendix A), relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Reports to Shareholders of John Hancock Variable Insurance Trust which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 27, 2016

Appendix A

John Hancock Variable Insurance Trust as of December 31, 2015

500 Index Trust B

Active Bond Trust

All Cap Core Trust

Alpha Opportunities Trust

American Asset Allocation Trust

American Global Growth Trust

American Growth Trust

American Growth-Income Trust

American International Trust

American New World Trust

Blue Chip Growth Trust

Bond Trust

Capital Appreciation Trust

Capital Appreciation Value Trust

Core Bond Trust

Core Strategy Trust

Emerging Markets Value Trust

Equity Income Trust

Financial Industries Trust

Franklin Templeton Founding Allocation Trust

Fundamental All Cap Core Trust

Fundamental Large Cap Value Trust

Global Bond Trust

Global Trust

Health Sciences Trust

High Yield Trust

Income Trust

International Core Trust

International Equity Index Trust B

International Growth Stock Trust

International Small Company Trust

International Value Trust

Investment Quality Bond Trust

Lifestyle Aggressive MVP

Lifestyle Aggressive PS Series

Lifestyle Balanced MVP

Lifestyle Balanced PS Series

Lifestyle Conservative MVP

Lifestyle Conservative PS Series

Lifestyle Growth MVP

Lifestyle Growth PS Series

Lifestyle Moderate MVP

Lifestyle Moderate PS Series

Mid Cap Index Trust

Mid Cap Stock Trust

Mid Value Trust

Money Market Trust

Money Market Trust B

Mutual Shares Trust

New Income Trust

Real Estate Securities Trust

Real Return Bond Trust

Science & Technology Trust

Short Term Government Income Trust

Small Cap Growth Trust

Small Cap Index Trust

Small Cap Opportunities Trust

Small Cap Value Trust

Small Company Growth Trust

Small Company Value Trust

Strategic Equity Allocation Trust

Strategic Income Opportunities Trust

Total Bond Market Trust B

Total Stock Market Index Trust

Ultra Short Term Bond Trust

U.S. Equity Trust

Utilities Trust

Value Trust